UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2025

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive office) (Zip Code)

631-240-8800

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BNBX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2025, the Board of Directors (the “Board”) of Applied DNA Sciences, Inc. (the “Company”), upon recommendation of the Nominating Committee of the Board, appointed Joshua Kruger to serve as its Chairman and as a director. At the time of Mr. Kruger’s appointment, the Board had a vacancy as the result of the previously disclosed resignation on September 29, 2025 of Sanford R. Simon. Mr. Kruger replaced Judith Murrah as Chairman, who voluntarily resigned from her position as Chairperson of the Board effective November 6, 2025. Ms. Murrah will continue to serve as a director of the Company. Ms. Murrah’s resignation as Chairperson is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

The Board has determined that Mr. Kruger does not satisfy the independence criteria set forth in the Nasdaq rules and is not “independent” for purposes of serving on the Board. For his services as Chairman, Mr. Kruger is expected to receive the same annual compensation as the Company’s other non-employee directors, if any. In connection with Mr. Kruger’s appointment to the Board, the Company will enter into its standard form of indemnification agreement for directors and officers (the “Indemnification Agreement”) with Mr. Kruger. Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Mr. Kruger for certain expenses, including reasonable attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses incurred by him in any action, proceeding or appeal arising out of his service on the Board or in connection with establishing or enforcing a right to indemnification.

Mr. Kruger is an affiliate of Cypress Management LLC, a Puerto Rico limited liability company (the “Strategic Advisor”), and of Cypress LLC, a Puerto Rico limited liability company (the “Services Provider”). Mr. Kruger has an approximately 33% economic interest in each of the Strategic Advisor and the Services Provider. As previously disclosed, on September 29, 2025, the Company entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with the Strategic Advisor, pursuant to which the Company engaged the Strategic Advisor to provide strategic advice, guidance and technical advisory services relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector. Pursuant to the terms of the Strategic Advisor Agreement, the Company pays a monthly fee of $60,000 to the Strategic Advisor and, in connection with the private placement offerings of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which closed on October 3, 2025 and October 22, 2025 (collectively, the “Offering”), issued to the Strategic Advisor five year warrants to purchase 1,986,634 shares of Common Stock. In the Offering, Mr. Kruger also individually purchased 75,302 shares of Common Stock and warrants to purchase 75,302 shares of Common Stock for an aggregate purchase price of $250,002.64.

Also as previously disclosed, on September 29, 2025, the Company entered into a Strategic Digital Assets Services Agreement (the “Strategic DAS Agreement”) with the Services Provider, pursuant to which the Company appointed the Services Provider to provide discretionary asset management services (i) in compliance with the Company’s BNB-focused treasury strategy and (ii) with respect to any other cryptocurrency or digital asset strategies subject to the Company’s approval, in each case, solely with respect to the Account Assets (as defined in the Strategic DAS Agreement) in the accounts or cryptocurrency “wallets” identified by the Company after consultation with the Services Provider (collectively, the “Account”). Pursuant to the Strategic DAS Agreement, the Company pays to the Services Provider a fixed-rate management fee accrued and payable monthly (prorated for partial months) in arrears, equal to 1/12 of 1.25% per annum multiplied by the net asset value of the Account as of the last day of each month, before taking into account the estimated accrued incentive fee (as described below), if any. The management fee is payable within fifteen days of the Company’s receipt of an invoice from the Services Provider after the end of each month. In addition, the Company pays to the Services Provider an incentive fee for each Incentive Period (as defined in the Strategic DAS Agreement) relating to the Account equal to 10% on net returns, multiplied by the amount, if any, by which the increase in net asset value of the Account during such Incentive Period (excluding any amounts contributed to or withdrawn from the Account during such Incentive Period) exceeds the sum of (x) net asset value for the Account as of the later of the effective date of September 29, 2025 and the last time an incentive fee was paid in respect of the Account and (y) the aggregate management fees, to the extent not included in the calculation of net asset value, to Services Provider during such Incentive Period.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such agreement, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on September 13, 2012 and is incorporated herein by reference. The foregoing descriptions of the Strategic DAS Agreement and the Strategic Advisor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which were previously filed as Exhibits 10.5 and 10.6, respectively, to the Current Report on Form 8-K filed by the Company on October 1, 2025 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED DNA SCIENCES, INC.

Dated: November 10, 2025	By:	/s/ Clay Shorrock
	Name:	Clay Shorrock
	Title:	Chief Executive Officer